EXHIBIT 10.41

LEASE AMENDMENT NO. 9

This Lease Amendment made and entered into this 15th day of December, 2014, by and between Whitesell Enterprises, hereinafter referred to as (“Landlord”) and American Bio Medica Corporation, hereinafter referred to as (“Tenant”);

WHEREAS, Landlord leased to Tenant that certain premises known as Units 3, 4 and 6 at 603 Heron Drive, Logan Township, Gloucester County, New Jersey, consisting of 14,406 square feet, (the “Premises”) pursuant to a Multi-Tenant Industrial Lease dated July 7, 1999; subsequently amended by Lease Amendment No. 1 dated August 17, 1999, Lease Amendment No. 2 dated May 23, 2001, Lease Amendment No. 3 dated August 20, 2002, Lease Amendment No. 4 dated October 9, 2006, Lease Amendment No. 5 dated January 19, 2007, Lease Amendment No. 6 dated December 1, 2011, Lease Amendment No. 7 dated December 12, 2012 and Lease Amendment No. 8 dated December 4, 2013, (the “Lease”) the terms and conditions being more particularly described therein; and

WHEREAS, Landlord and Tenant wish to amend the Lease;

NOW THEREFORE, in consideration of the sum of One Dollar ($1.00), the promises and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant intending to be legally bound, hereby agree to amend the Lease as follows:

1)	On December 31, 2014, Tenant shall return and surrender Units 3 and 6 at 603 Heron Drive to Landlord consisting of 9,168 square feet in the condition required by the Lease.

2)	For the Lease Term, as renewed by this Lease Amendment, the Premises shall be Unit 4 only, consisting of 5,238 square feet.

3)	The term of the Lease shall be renewed for a period of one (1) year commencing January 1, 2015 and expiring December 31, 2015.

4)	Base Rent for the renewed Lease Term shall be $6.50 per square foot net, $34,047.00/year, $2,837.25/month.

5)	Tenant’s pro rata share shall be decreased to 12.11%.

Except as modified by this Lease Amendment, all other terms and conditions of the original Lease shall remain in full force and effect.

LANDLORD: WHITESELL ENTERPRISES
By: Whitesell Construction Co., Inc., Authorized Agent

By	/S/ Thomas J. Heitzman
Thomas J. Heitzman, Manager

TENANT: AMERICAN BIO MEDICA CORPORATION

By	/S/ Melissa A. Waterhouse